UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest events reported)       July 18, 2002
                                                     ---------------------------
                                                         (July 17, 2002)
                                                     ---------------------------



                               PNM RESOURCES, INC.
                               -------------------
             (Exact name of registrant as specified in its charter)


         New Mexico                                             85-0468296
----------------------------         Commission          -----------------------
(State or Other Jurisdiction    File Number 333-32170        (I.R.S. Employer
       of Incorporation)                    ---------    Identification) Number)




Alvarado Square, Albuquerque, New Mexico                           87158
----------------------------------------                           -----
(Address of principal executive offices)                         (Zip Code)



                                 (505) 241-2700
                                 --------------
              (Registrant's telephone number, including area code)

                         ------------------------------
(Former name, former address and former fiscal year, if changed since last report)

Item 5.  Other Events

The following is a press release issued by the Company on July 17, 2002.

                      PNM Resources Names Two New Directors

ALBUQUERQUE, N.M., July 17, 2002 - Two new members have been elected to the Board of PNM Resources (NYSE:PNM), the company announced today. The new directors are Julie A. Dobson, of Potomac, Maryland, and Bonnie S. Reitz, of Houston, Texas.

Dobson is the former chief operating officer of TeleCorp PCS, a wireless/mobile phone company acquired by AT&T Wireless for more than $5.5 billion in 2001. As part of the three-person TeleCorp leadership team, Dobson oversaw the operations build-out of the company to serve more than a million customers. As chief operating officer she managed 3,000 employees serving two dozen cities across the central U.S. and in Puerto Rico.

Prior to the launch of TeleCorp PCS, Dobson was for nearly 19 years employed by Bell Atlantic Corp. She held a variety of executive positions with that company in sales, operations and strategic planning, concluding as president of the New York/New Jersey region of Bell Atlantic Mobile. Dobson is also a director of INA Trust, Philadelphia, Pennsylvania, and TeleBright Corp., of Rockville, Maryland.

Reitz is senior vice president for Sales and Distribution with Continental Airlines, the fifth largest U.S. air carrier. A graduate of Purdue University, Reitz began her career as a ticket sales agent with Eastern Airlines, rising through the ranks to become head of Marketing and Sales at Eastern's System One unit. She joined Continental in her current role in 1994 and now manages a staff of nearly 650 employees, reporting directly to Continental President Larry Kellner.

Reitz is also a member of the Board of Directors of the national Dress for Success Program, a not-for-profit organization that provides interview-appropriate clothing for low income women seeking employment.

 "Julie Dobson and Bonnie Reitz bring to the PNM Resources board their extensive experience in industries that have already seen the dramatic changes the utility industry is undergoing today," said PNM Resources Chairman, President and Chief Executive Officer Jeff Sterba. "Their managerial experience in sales, marketing, customer service and strategy formulation will be particularly valuable in helping us steer PNM through these challenging times."

Both Dobson and Reitz joined the PNM Resources board effective July 17. Dobson's term ends with the company's annual meeting of shareholders in 2005; Reitz will serve until the 2004 annual meeting. With the addition of Dobson and Reitz the PNM Resources board now has 10 directors.

PNM Resources is an energy holding company based in Albuquerque, New Mexico. Its principal subsidiary is Public Service Company of New Mexico, which provides electric power and natural gas utility services to more than 1.3 million people in New Mexico. The company also sells power on the wholesale market in the Western U.S. PNM Resources stock is traded primarily on the NYSE under the symbol PNM.


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


SIGNATURES
----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               PNM RESOURCES, INC.
                                  ---------------------------------------------
                                                   (Registrant)


Date:  July 18, 2002                            /s/ John R. Loyack
                                  ---------------------------------------------
                                                  John R. Loyack
                                       Vice President, Corporate Controller
                                           and Chief Accounting Officer
                                  (Officer duly authorized to sign this report)


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